Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement No. 333-267297 on Form N-2 of our report dated October 27, 2022, relating to the financial statements of Fidelity Private Credit Fund. We also consent to the reference to us under the heading “Experts” in the prospectus which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

October 28, 2022